Exhibit 4.1

NUMBER U-__________	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	DT CLOUD ACQUISITION CORPORATION

CUSIP G28524 109

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT AND ONE RIGHT

THIS CERTIFIES THAT ________________________________________________________________________is the owner of ________________________________________________________________________Units.

Each Unit (“Unit”) consists of one ordinary share, par value $0.0001 per share, of DT Cloud Acquisition Corporation, a Cayman Islands company (the “Company”) and one redeemable warrant (“Warrants”), and one right to receive one- twentieth (1/20) of one ordinary share upon consummation of an initial business combination (“Rights”). Each redeemable Warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per full share (subject to adjustment), upon the later to occur of (i) 30 days after the Company’s completion of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) 12 months from the date that the registration statement is declared effective by the Securities and Exchange Commission (the “SEC”). Every twenty Rights entitles the holder thereof to receive one ordinary share upon the consummation of the Business Combination. The ordinary shares, Warrants, and Rights comprising the Units represented by this certificate are not transferable separately prior to the 52nd day after the date of the prospectus relating to the Company’s initial public offering, unless Brookline Capital Markets, a division of Arcadia Securities, LLC as the representative of the underwriters, determines that an earlier date is acceptable, but in no event will the ordinary shares and Warrants be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If the over-allotment option is exercised after the date of the prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the ordinary shares and Warrant prior to the 52nd day after the date of the prospectus.

The terms of the Warrants and the Rights are governed by a warrant agreement (the “Warrant Agreement”), dated as of [ ], 2022, and a rights agreement (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as the warrant agent and right agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement and Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor New York, NY 10004-1561, and are available to any Warrant Holder or Rights Holders, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

By	[Seal]

Chairman	Chief Financial Officer

DT CLOUD ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______

TEN ENT	as tenants by the entireties	(Cust) (Minor)

JT TEN	as joint tenants with right of survivorship	under Uniform Gifts to Minors

	and not as tenants in common	Act ______________ (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying ordinary shares from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective ordinary shares underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.